Exhibit 99.5

INSTRUCTIONS FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Instructions for Determining the Proper Identification Number for the Payee (You) to Give the Depositary.

Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the Depositary.

For this type of account:	Give the SOCIAL SECURITY number of
1. An individual’s account	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals (1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)

4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)

b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)

5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)

For this type of account:	Give the EMPLOYER IDENTIFICATION number of

6. Disregarded entity not owned by an individual	The owner
7. A valid trust, estate, or pension trust	The legal entity (4)

8. Corporate account	The corporation

9. Partnership account held in the name of the business	The partnership

10. Association, club, religious, charitable, educational or other tax-exempt organization	The organization

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name but, you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (IRS) and apply for a number.

Definition of United States Person

For United States federal income tax purposes, you are considered a United States person if you are:

—	An individual who is a U.S. citizen or U.S. resident alien,
—	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
—	An estate (other than a foreign estate), or
—	A domestic trust (as defined in Treasury Regulations Section 301.7701-7).

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

—	A corporation.
—	A financial institution.
—	An organization exempt from tax under Section 501(a), any individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
—	The United States or any of its agencies or instrumentalities.
—	A state, the District of Columbia, a possession of the United States, or any of their subdivisions or instrumentalities.
—	A foreign government or any of its political subdivisions, agencies or instrumentalities.
—	An international organization or any of its agencies or instrumentalities.
—	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
—	A real estate investment trust.
—	A common trust fund operated by a bank under Section 584(a).
—	A futures commission merchant registered with the Commodity Futures Trading Commission.
—	An entity registered at all times under the Investment Company Act of 1940.
—	A foreign central bank of issue.
—	A middleman known in the investment community as a nominee or custodian.
—	A trust exempt from tax under section 664 or described in section 4947.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE DEPOSITARY, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, ENTER YOUR NAME AS DESCRIBED ABOVE, CHECK THE APPROPRIATE BOX FOR YOUR STATUS, CHECK THE “EXEMPT PAYEE” BOX IN THE LINE FOLLOWING THE BUSINESS NAME, SIGN AND DATE THE FORM, AND RETURN IT TO THE DEPOSITARY.

Privacy Act Notice. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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